EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors
PACE Health Management Systems, Inc.
1025 Ashworth Road
West Des Moines, IA 50265



We hereby consent to the use in this Registration Statement on Form S-1 of our report, dated January 19, 1996, relating to the financial statements of PACE Health Management Systems, Inc. and to the reference to our Firm under the caption "Experts" in the Prospectus.


                                        /s/ McGladrey & Pullen, LLP
                                        McGLADREY & PULLEN, LLP


Des Moines, Iowa
August 8, 1996